COMPUTATION OF EARNINGS PER COMMON SHARE                              EXHIBIT 11
Fabri-Centers of America, Inc.
(Thousands of dollars, except share and per share data)

                                                                              Thirteen Weeks Ended          Fifty-Two Weeks Ended
                                                                          ----------------------------------------------------------
                                                                             January 28,   January 29,     January 28,   January 29,
                                                                                1995          1994            1995          1994
- ------------------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:

Earnings from continuing operations before cumulative effect
     of accounting change                                                  $    14,114    $    10,540     $    11,734   $     6,959
Discontinued operation:
Provision for loss on disposal, including estimated operating loss to be
    incurred through disposal date, net of tax benefit                               -         (5,201)              -        (5,201)
                                                                           ------------   ------------    ------------  ------------
Earnings before cumulative effect of accounting change                          14,114          5,339          11,734         1,758
Cumulative effect of accounting change                                               -              -               -           399
                                                                           ------------   ------------    ------------  ------------
Net earnings                                                               $    14,114    $     5,339     $    11,734   $     2,157
                                                                           ============   ============    ============  ============
Weighted average shares of common stock outstanding during the period        9,209,534      9,084,161       9,156,526     9,079,127
Incremental shares from assumed exercise of stock options (primary)            204,523        250,898         187,137       205,394
                                                                           ------------   ------------    ------------  ------------
                                                                             9,414,057      9,335,059       9,343,663     9,284,521
                                                                           ============   ============    ============  ============
Primary earnings (loss) per common share:
Earnings from continuing operations before cumulative effect
     of accounting change                                                  $      1.50    $      1.13     $      1.26   $      0.75
  Loss from discontinued operation                                                   -          (0.56)              -         (0.56)
                                                                           ------------   ------------    ------------  ------------
Earnings before cumulative effect of accounting change                            1.50           0.57            1.26          0.19
  Cumulative effect of accounting change                                             -              -               -          0.04
                                                                           ------------   ------------    ------------  ------------
Net earnings                                                               $      1.50    $      0.57     $      1.26   $      0.23
                                                                           ============   ============    ============  ============
FULLY DILUTED EARNINGS PER SHARE:

Earnings from continuing operations before cumulative effect
     of accounting change                                                  $    14,114    $    10,540     $    11,734   $     6,959
Interest expense applicable to 6 1/4% convertible subordinated
     debentures, net of tax                                                        548            556           2,190         2,226
                                                                           ------------   ------------    ------------  ------------
                                                                                14,662         11,096          13,924         9,185
Discontinued operation:
Provision for loss on disposal, including estimated operating loss to be
    incurred through disposal date, net of tax benefit                               -         (5,201)              -        (5,201)
                                                                           ------------   ------------    ------------  ------------
Earnings before cumulative effect of accounting change                          14,662          5,895          13,924         3,984
Cumulative effect of accounting change                                               -              -               -           399
                                                                           ------------   ------------    ------------  ------------
Net earnings                                                               $    14,662    $     5,895     $    13,924   $     4,383
                                                                           ============   ============    ============  ============
Weighted average shares of common stock outstanding during the period        9,209,534      9,084,161       9,156,526     9,079,127
Incremental shares from assumed exercise of stock options (fully diluted)      230,600        297,758         217,973       359,622
Incremental shares from assumed conversion of 6 1/4% convertible
     subordinated debentures                                                 1,168,882      1,168,882       1,168,882     1,168,882
                                                                           ------------   ------------    ------------  ------------
                                                                            10,609,016     10,550,801      10,543,381    10,607,631
                                                                           ============   ============    ============  ============
Fully diluted earnings (loss) per common share:
Earnings from continuing operations before cumulative effect
     of accounting change                                                  $      1.38    $      1.05     $      1.32   $      0.86
  Loss from discontinued operation                                                   -          (0.49)              -         (0.49)
                                                                           ------------   ------------    ------------  ------------
Earnings before cumulative effect of accounting change                            1.38           0.56            1.32          0.37
  Cumulative effect of accounting change                                             -              -               -          0.04
                                                                           ------------   ------------    ------------  ------------
Net earnings                                                               $      1.38    $      0.56     $      1.32   $      0.41
                                                                           ============   ============    ============  ============
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[FN]
Note:   This calculation is submitted in accordance with Regulation S-K Item
601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.



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